UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2015

MEDIFAST, INC.

(Exact name of registrant as specified in its Charter)

Delaware	001-31573	13-3714405
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

3600 Crondall Lane, Owings Mills, Maryland (Address of Principal Executive Offices)		21117 (Zip Code)

Registrant’s telephone number, including area code: (410)-581-8042

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 17, 2015, Medifast Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) in Baltimore, Maryland. The results of the matters voted on at the Annual Meeting are provided below.

Proposal 1: The election of nine directors to hold office for a one-year term expiring at the annual meeting in 2016 and until their respective successors are elected and qualified:

Director Name	For	Withhold/Against	Broker Non-Votes	Abstained

Michael C. MacDonald	7,513,657.00	2,211,206.00	926,370.00	144,243.00

Jeffrey J. Brown	9,618,153.00	108,170.00	926,370.00	142,783.00

Kevin G. Byrnes	7,553,795.00	2,190,591.00	926,370.00	124,720.00

Charles P. Connolly	7,564,675.00	2,190,421.00	926,370.00	114,010.00

Constance C. Hallquist	9,573,008.00	153,335.00	926,370.00	142,763.00

Jorgene K. Hartwig	9,541,301.00	185,006.00	926,370.00	142,799.00

Carl E. Sassano	6,478,075.00	3,276,857.00	926,370.00	114,174.00

Scott Schlackman	9,572,801.00	153,286.00	926,370.00	143,019.00

Glenn W. Welling	9,477,938.00	271,458.00	926,370.00	119,710.00

Proposal 2: The ratification of an amendment to the Company’s Amended and Restated Bylaws.

For:	9,611,044.00
Against:	109,507.00
Abstained:	148,555.00
Broker Non-Votes:	926,370.00

Proposal 3: The ratification of McGladrey LLP as The Company’s Independent Registered Public Accounting Firm for the year 2015.

For:	10,624,506.00
Against:	25,522.00
Abstained:	145,448.00
Broker Non-Votes:	0.00

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFAST, INC.

By:	/s/ Jason L. Groves, Esq.
Jason L. Groves, Esq. Executive Vice President and General Counsel

Dated: June 22, 2015

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